Exhibit 99.2

The risk factors set forth below are being filed for the purpose of modifying and supplementing certain of the risk factors disclosed under the heading “Risk Factors—Risks Related to our Organization and Structure” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018 (our “2017 Annual Report”) to reflect our conversion from a Delaware limited partnership named Ares Management, L.P. to a Delaware corporation named Ares Management Corporation (the “Conversion”) and should be read in conjunction with the disclosures contained therein.

For the purposes of the risk factors set forth below, (i) as of any time prior to the Conversion, references to “Ares,” “we,” “us,” “our” and similar terms mean Ares Management, L.P. and its subsidiaries and, as of any time after the Conversion, Ares Management Corporation and its subsidiaries and (ii) as of any time prior to the Conversion, “Ares Management, L.P.” and/or “our partnership” mean Ares Management, L.P. and its subsidiaries and, as of any time after the Conversion, if the context requires, Ares Management Corporation and its subsidiaries.

References to “Ares Operating Group Units” refer, collectively, to “Class A Unit” limited partnership interests in each of Ares Holdings L.P., Ares Investments L.P. and Ares Offshore Holdings L.P. (collectively, the “Ares Operating Group”).

If we were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our businesses as contemplated and could have a material adverse effect on our businesses.

An entity will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•         it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•         absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing investment management services and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are an “orthodox” investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Furthermore, we have no material assets other than interests in certain direct and indirect wholly owned subsidiaries (within the meaning of the Investment Company Act), which in turn have no material assets other than partnership units in the Ares Operating Group entities. These wholly owned subsidiaries are the general partners of certain of the Ares Operating Group entities and are vested with all management and control over such Ares Operating Group entities. We do not believe that the equity interests of Ares Management Corporation in its wholly owned subsidiaries or the partnership units of these wholly owned subsidiaries in the Ares Operating Group entities are investment securities. Moreover, because we believe that the capital interests of the general partners of our funds in their respective funds are neither securities nor investment securities, we believe that less than 40% of Ares Management Corporation’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis are composed of assets that could be considered investment securities. Accordingly, we do not believe that Ares Management Corporation is an inadvertent investment company by virtue of the 40% test in Section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. If anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on capital structure, the ability to transact business with affiliates and the ability to compensate senior employees, could make it impractical for us to continue our businesses as currently conducted, impair the agreements and arrangements between and among the Ares Operating Group, us, our funds and our senior management, or any combination thereof, and have a material adverse effect on our businesses, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our businesses in a manner that does not subject us to the registration and other requirements of the Investment Company Act.

Due to the disparity in voting power among the classes of our common stock, holders of our Class A common stock will generally have no influence over matters on which holders of our common stock vote and limited ability to influence decisions regarding our business.

Unless otherwise provided in our certificate of incorporation and bylaws or required by the Delaware General Corporation Law (the “DGCL”) or the rules of the New York Stock Exchange (the “NYSE”), holders of our common stock vote together as a single class on all matters on which stockholders generally are entitled to vote under the DGCL. On any date on which the Ares Ownership Condition is satisfied, the Class B common stock held by the Class B Stockholder entitles it to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A common stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, the Class B common stock held by the Class B Stockholder will not be entitled to vote on any matter submitted to a vote of our stockholders. Ares Voting LLC, as the initial holder of our Class C common stock (in such capacity, the “Class C Stockholder”), is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group entities (other than us and our subsidiaries).  When Ares Operating Group Units are exchanged for shares of Class A common stock, the number of votes to which the shares of our Class C common stock are entitled shall be reduced by the number of Ares Operating Group Units so exchanged.  However, so long as the Ares Ownership Condition is satisfied, the issuance of shares of Class A common stock would increase the number of votes to which holders of Class B common stock are entitled.  As a result, so long as the Ares Ownership

Condition is satisfied, practically all matters submitted to stockholders will be decided by the vote of the holder of our Class B common stock, Ares Management GP LLC (in such capacity, the “Class B Stockholder”), and Class C Stockholder. Our certificate of incorporation also provides that the number of authorized shares of our Class A common stock may be increased solely by the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon, voting together as a single class, and no other vote of the holders of any class or series of our stock, voting together or separately as a class, shall be required therefor. As a result, holders of our Class A common stock will have very limited or no ability to influence stockholder decisions, including decisions regarding our business.

The voting rights of holders of our Class A common stock are further restricted by provisions in our certificate of incorporation stating that any of our shares of stock held by a person or group that beneficially owns 20% or more of any class of stock then outstanding (other than the holders of our Class B common stock, Ares Owners Holdings L.P. (“Ares Owners”), any member of Ares Partners Holdco LLC (each, a “Holdco Member”) or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) cannot be voted on any matter. The Class B Stockholder and Class C Stockholder are both exempt from this limitation.

These limits on the ability of the holders of our Class A common stock to exercise voting rights restrict the ability of the holders of our Class A common stock to influence matters subject to a vote of our stockholders.

The Holdco Members are able to significantly influence the outcome of any matter that may be submitted for a vote of holders of our common stock.

The Class B Stockholder and Class C Stockholder, entities wholly-owned by Ares Partners Holdco LLC, which is in turn owned and controlled by the Holdco Members, hold Class B common stock and Class C common stock, respectively. On any date on which the Ares Ownership Condition is satisfied, the Class B common stock held by the Class B Stockholder entitles it to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A common stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, the Class B common stock held by the Class B Stockholder will not be entitled to vote on any matter submitted to a vote of our stockholders. The Class C Stockholder, as the holder of our Class C common stock, is entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group entities that does not own a share of our Class C common stock (other than us and our subsidiaries).  In addition, Holdco, in its capacity as general partner of Ares Owners, is entitled to direct the vote of all Class A common stock held by Ares Owners.  Accordingly, the Holdco Members have sufficient voting power to determine the outcome of matters submitted for a vote of our common stockholders.

Furthermore, our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.

On January 31 of each year, our board of directors will determine whether the total voting power held by (i) holders of our Class C common stock, (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners, without duplication, is at least 10% of the voting power of the Class A common stock and Class C common stock, voting together as a single class (the “Designated Stock”) (the “Ares Ownership Condition”). For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. The Ares Ownership Condition is currently satisfied because Ares Owners owns a number of shares of Class A common stock and Ares Operating Group Units such that the Class C Stockholder and Ares Owners control over 70% of the voting power of the Designated Stock.  In addition, certain Ares personnel (including the Holdco Members) also hold shares of Class A common stock and are entitled to shares of Class A common stock pursuant to equity awards. All such additional shares of Class A common stock would be considered in determining whether the Ares Ownership Condition is satisfied.

If the Ares Ownership Condition is satisfied, our certificate of incorporation provides that our board of directors will be divided into two classes: Class I directors and Class II directors. Mr. Antony P. Ressler, a Holdco Member, is the only Class I director and will continue to be a Class I director until his ownership of our common stock decreases below certain specified thresholds. All other directors are Class II directors. Furthermore, so long as the Ares Ownership Condition is satisfied, (x) a quorum for the transaction of business at any meeting of our board of directors and (y) any act of our board of directors, requires a majority of the board of directors, which majority must include the Class I director. This effectively provides Mr. Ressler a veto right over all actions taken by our board of directors.

As a result of these matters and the provisions referred to under “-Due to the disparity in voting power among the classes of our common stock, holders of our Class A common stock will generally have no influence over matters on which holders of our common stock vote and limited ability to influence decisions regarding our business,” holders of our Class A common stock may be deprived of an opportunity to receive a premium for their Class A common stock in the future through a sale of Ares Management Corporation, and the trading prices of our common shares may be adversely affected by the absence or reduction of a takeover premium in the trading price.

As a “controlled company”, we qualify for some exemptions from the corporate governance and other requirements of the NYSE.

We are a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under the NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect, and we have elected, not to comply with certain corporate governance requirements of the NYSE, including the requirements: (i) that the listed company have a nominating and corporate governance committee that is composed entirely of independent directors, (ii) that the listed company have a compensation committee that is composed entirely of independent directors and (iii) that the compensation committee be required to consider certain independence factors when engaging compensation consultants, legal counsel and other committee advisers. Accordingly, holders of our Class A common stock do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Certain actions by our board of directors require the approval of the Class B Stockholder, which is controlled by the Holdco Members.

Although the affirmative vote of a majority of our directors (which, so long as the Ares Ownership Condition is satisfied, must include the Class I director) is required for any action to be taken by our board of directors, certain specified actions will also require the approval of the Class B Stockholder, which is controlled by the Holdco Members. These actions consist of the following:

•                 certain amendments to our certificate of incorporation (including amendments to the definition of “Ares Ownership Condition” therein), or the amendment or repeal, in whole or in part, of certain provisions of our bylaws relating to our board of directors and officers (including the adoption of any provision inconsistent therewith);

•                  the sale or exchange of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or a series of related transactions; and

•                  the merger, consolidation or other combination of our company with or into any other person.

Potential conflicts of interest may arise among the Class B Stockholder and the Class C Stockholder, on the one hand, and the holders of our Class A common stock and/or preferred stock, on the other hand.

The Class B Stockholder and the Class C Stockholder are controlled by the Holdco Members, certain of whom also serve on our board of directors and all of whom serve as executive officers. As a result, conflicts of interest may arise among the Class B Stockholder and the Class C Stockholder, and their respective controlling persons, on the one hand, and us and the holders of our Class A common stock and/or preferred stock, on the other hand.

The Class B Stockholder and the Class C Stockholder, and thereby the Holdco Members, have the ability to influence our business and affairs through their ownership of the Class B common stock and Class C common stock and provisions under our certificate of incorporation requiring the approval of the holders of our Class B common stock for certain corporate actions. Due to the disparity in voting power among the classes of our common stock, the Class B Stockholder and the Class C Stockholder will effectively control the election of directors while the Ares Ownership Condition is satisfied, and holders of our Class A common stock will generally have limited ability to elect directors and no ability to remove any of our directors, with or without cause.

As such, the Class B Stockholder and Class C Stockholder, and thereby the Holdco Members, have the ability to indirectly, and in some cases directly, influence the determination of the amount and timing of the Ares Operating Group’s investments and dispositions, cash expenditures, including those relating to compensation, indebtedness, issuances of additional partner interests, tax liabilities and amounts of reserves, each of which can affect the amount of cash that is available for distribution to holders of Ares Operating Group Units.

In addition, conflicts may arise relating to the selection and structuring of investments or transactions, declaring dividends and other distributions. For example, certain of our principals and senior professional owners indirectly hold their Ares Operating Group Units through Ares Owners, which, unlike us, is not subject to corporate income taxation. See “Tax consequences to the direct and indirect holders of Ares Operating Group Units or to general partners in our funds may give rise to conflicts of interests.”

Our certificate of incorporation states that the Class B Stockholder is under no obligation to consider the separate interests of the other stockholders and contains provisions limiting the liability of the Class B Stockholder.

Due to the disparity in the voting power of the classes of our common stock, holders of our Class A common stock will generally have no influence over matters on which holders of our common stock vote. As a result, on any date on which the Ares Ownership Condition is satisfied, nearly all matters submitted to a vote of the holders of our common stock will be determined by the vote of the Class B Stockholder. Although controlling stockholders may owe duties to minority stockholders, our certificate of incorporation contains provisions limiting the duties owed by the Class B Stockholder and contains provisions allowing the Class B Stockholder to favor its own interests and the interests of its controlling persons over us and the holders of our Class A common stock. Our certificate of incorporation contains provisions stating that the Class B Stockholder is under no obligation to consider the separate interests of the other stockholders (including the tax consequences to such stockholders) in deciding whether or not to cause us to take (or decline to take) any action as well as provisions stating that the Class B Stockholder shall not be liable to the other stockholders for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by such stockholders in connection with such decisions. See “Potential conflicts of interest may arise among the Class B Stockholder and the Class C Stockholder, on the one hand, and the holders of our Class A common stock and/or preferred stock, on the other hand.”

The Class B Stockholder will not be liable to us or holders of our Class A common stock for any acts or omissions unless there has been a final and non-appealable judgment determining that the Class B Stockholder acted in bad faith or with criminal intent, and we have also agreed to indemnify other designated persons to a similar extent.

Even if there is deemed to be a breach of the obligations set forth in our certificate of incorporation, our certificate of incorporation provides that the Class B Stockholder will not be liable to us or the holders of our Class A common stock for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Class B Stockholder acted in bad faith or with criminal intent. These provisions are detrimental to the holders of our Class A common stock because they restrict the remedies available to stockholders for actions of the Class B Stockholder.

In addition, we have agreed to indemnify and hold harmless (a) each member of our board of directors and each of our officers, (b) each holder of record of Class B common stock, (c) Ares Management GP LLC, in its capacity as the former general partner of Ares Management, L.P., and any successor or permitted assign, (d) any person who is or was a “tax matters partner” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”) prior to amendment by P.L. 114-74) or “partnership representative” (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any holder of record of Class B common stock or Ares Management GP LLC, (e) any member, manager, officer or director of any holder of record of Class B common stock or Ares Management GP LLC who is or was serving at the request of any holder of record of Class B common stock or Ares Management GP LLC as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person (collectively, the “Indemnitees”), to the fullest extent permitted by law, on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interests, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of our certificate of incorporation. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or with criminal intent.

The provision of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against us and our directors, officers and stockholders.

Our certificate of incorporation requires, to the fullest extent permitted by law, that any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, arising out of or relating in any way to our certificate of incorporation or any of our stock may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. This provision may have the effect of discouraging lawsuits against us and our directors, officers and stockholders.

Our ability to pay distributions to the holders of our Class A common stock may be limited by our holding company structure, applicable provisions of Delaware law and contractual restrictions or obligations.

As a holding company, our ability to pay distributions will be subject to the ability of our subsidiaries to provide cash to us. Ares Management Corporation has no material assets other than investments in the Ares Operating Group entities, either directly or through subsidiaries. We have no independent means of generating revenues. Accordingly, we intend to cause the Ares Operating Group entities to fund any distributions we may declare on our Class A common stock. If the Ares Operating Group entities make such distributions, all holders of Ares Operating Group Units will be entitled to receive equivalent distributions pro rata based on their partnership interests in the Ares Operating Group.

Because as a U.S. corporation we will be subject to entity-level corporate income taxes and may be obligated to make payments under the tax receivable agreement, the amounts ultimately distributed by us to holders of our Class A common stock are generally expected to be less, on a per share basis, than the amounts distributed by the Ares Operating Group to the holders of Ares Operating Group Units (including us) in respect of their or our Ares Operating Group Units. In addition, each Ares Operating Group entity has issued a series of preferred units (“GP Mirror Units”) with economic terms designed to generally mirror those of our Series A Preferred Stock. The GP Mirror Units pay the same 7.00% rate per annum to us that we pay on our Series A Preferred Stock. Although income allocated in respect of distributions on the GP Mirror Units made to us will be subject to tax, cash distributions to holders of our Series A Preferred Stock will not be reduced on account of any income taxes owed by us.

The declaration and payment of any future distributions will be at the sole discretion of our board of directors, which may change our distribution policy at any time. There can be no assurance that any distributions, whether quarterly or otherwise, can or will be paid. Our ability to make cash distributions to holders of our Class A common stock depends on a number of factors, including among other things, general economic and business conditions, our strategic plans and prospects, our businesses and investment opportunities, our financial condition and operating results, working capital requirements and other anticipated cash needs, contractual restrictions and obligations, including fulfilling our current and future capital commitments, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our common stockholders or by our subsidiaries to us, payments required to be made pursuant to the tax receivable agreement and such other factors as our general partner may deem relevant.

Under the DGCL, we may only pay dividends to our stockholders out of (i) our surplus, as defined and computed under the provisions of the DGCL or (ii) our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If we do not have sufficient surplus or net profits, we will be prohibited by law from paying any such dividend. In addition, the terms of the Credit Facility or other financing arrangements may from time to time include covenants or other restrictions that could constrain our ability to make distributions. Furthermore, the Ares Operating Group’s cash flow may be insufficient to enable them to make required minimum tax distributions to their members and partners, in which case the Ares Operating Group may have to borrow funds or sell assets, which could have a material adverse effect on our liquidity and financial condition. Our certificate of incorporation contains provisions authorizing us, subject to the approval of our stockholders, to issue additional classes or series of stock that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to our Class A common stock.

Furthermore, by making cash distributions to our stockholders rather than investing that cash in our businesses, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

The Class B Stockholder or the Class C Stockholder may transfer their interests in the shares of Class B common stock or Class C common stock which could materially alter our operations.

Subject to certain restrictions outlined in our certificate of incorporation, our stock is freely transferable and the Class B Stockholder or the Class C Stockholder may transfer their shares of our Class B common stock and Class C common Stock, respectively, to a third party without the consent of the holders of any other class or series of our stock. Further, the members of the Class B Stockholder or the Class C Stockholder may sell or transfer all or part of their limited liability company interests in the Class B Stockholder or the Class C Stockholder, respectively, at any time without restriction. Any such transfer could constitute or cause a change of control under the Credit Facility or other debt instruments and/or governing documents of our funds and other vehicles, which could require consents or waivers or cause defaults under any such documents.  In addition, a new holder of our Class B common stock or Class C common stock, or new controlling members of the Class B Stockholder or Class C Stockholder, may choose to vote for the election of directors to our board of directors who may not be willing or able to cause us to form new funds and could cause us to form funds that have investment objectives and governing terms that differ materially from those of our current funds. A new holder of our Class B common stock or Class C Common Stock, new controlling members of the Class B Stockholder or Class C Stockholder and/or the directors they each respectively may appoint to our board of directors could also have a different investment philosophy, cause us or our affiliates to employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as our track record.  If any of the foregoing were to occur, we could experience difficulty in making new investments, and the value of our existing investments, our business, our results of operations and our financial condition could materially suffer.

Our certificate of incorporation also provides us with a right to acquire shares of Class A common stock under specified circumstances, which may adversely affect the price of our Class A common stock.

Our certificate of incorporation provides that, if at any time, either (i) less than 10% of the total shares of any class of our stock then outstanding (other than Class B common stock, Class C common stock and preferred stock) is held by persons other than a record holder of Class B common stock, any person who is, was or will be a member of Holdco or their respective affiliates or (ii) we are required to register as an investment company under the U.S. Investment Company Act of 1940, we may exercise our right to purchase shares of Class A common stock or assign this right to a record holder of Class B common stock or any of its affiliates. As a result, a stockholder may have his or her shares of Class A common stock purchased from him or her at an undesirable time or price.

Other anti-takeover provisions in our charter documents could delay or prevent a change in control.

In addition to the provisions described elsewhere relating to the relative voting power of our classes of common stock, other provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by, for example:

•                  permitting our board of directors to issue one or more series of preferred stock,

•                  providing for the loss of voting rights for certain series or classes of our capital stock,

•                  imposing supermajority voting requirements for certain amendments to our certificate of incorporation,

•                  requiring advance notice for stockholder proposals and nominations at annual and special meetings of stockholders, and

•                  placing limitations on convening stockholder meetings.

These provisions may also discourage acquisition proposals or delay or prevent a change in control. See “Description of Capital Stock-Anti-Takeover Provisions” included in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on November 26, 2018

We will be required to pay the TRA Recipients for most of the benefits relating to our use of tax attributes we receive from prior and future exchanges of Ares Operating Group Units and related transactions. In certain circumstances, payments to the TRA Recipients may be accelerated and/or could significantly exceed the actual tax benefits we realize.

The holders of Ares Operating Group Units, subject to any applicable transfer restrictions and other provisions, may, on a quarterly basis, exchange their Ares Operating Group Units for shares of our Class A common stock on a one-for-one basis or, at our option, for cash. A holder of Ares Operating Group Units must exchange one Ares Operating Group Unit in each of the three Ares Operating Group entities to effect an exchange for a share of Class A common stock of Ares Management Corporation. These exchanges are expected to result in increases (for U.S. federal income tax purposes) in the tax basis of the tangible and intangible assets of the relevant Ares Operating Group entity. These increases in tax basis generally will increase (for U.S. federal income tax purposes) depreciation and amortization deductions and potentially reduce gain on sales of assets and, therefore, reduce the amount of tax that we would otherwise be required to pay in the future, although the IRS may challenge all or part of these deductions and tax basis increases, and a court could sustain such a challenge.

We have entered into a tax receivable agreement with certain direct and indirect holders of Ares Operating Group Units (the “TRA Recipients”) that provides for the payment by us to the TRA Recipients of 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income tax or franchise tax that we actually realize (or are deemed to realize in the case of an early termination payment by us or a change of control, as discussed below) as a result of increases in tax basis and certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. The recent reduction in the statutory corporate tax rate from 35% to 21% will generally reduce the amount of cash tax savings and thus reduce the amount of the payments to the TRA Recipients. On the other hand, due to our election to be treated as a corporation for U.S. federal income tax purposes, effective March 1, 2018, a greater percentage of our income is subject to corporate taxation and thus generally would be expected to increase the amount payable under the tax receivable agreement. The payments we may make to the TRA Recipients could be material in amount and we may need to incur debt to finance payments under the tax receivable agreement if our cash resources are insufficient to meet our obligations under the tax receivable agreement as a result of timing discrepancies or otherwise. Assuming that the market value of a share of Class A common stock were to be equal to $22.12, which is the closing price per share of Class A common stock as of November 23, 2018, and that LIBOR were to be 3.12075% and a blended federal and state corporate tax rate of 24.4%, we estimate that the aggregate amount of these termination payments would be approximately $400 million on the approximately 117 million private units that have not been exchanged for public stock. The foregoing amount is merely an estimate and the actual payments could differ materially. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our Class A common stock at the time of the exchange, the extent to which such changes are taxable and the amount and timing of our income.

If the IRS were to challenge a tax basis increase (or the ability to amortize such increase), the TRA Recipients will not reimburse us for any payments previously made to them under the tax receivable agreement. Our ability to achieve benefits from any tax basis increase, and the payments to be made under the tax receivable agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income. As a result, in certain circumstances, payments to the TRA Recipients under the tax receivable agreement could be in excess of our cash tax savings.

In addition, the tax receivable agreement provides that, upon a change of control, or if, at any time, we elect an early termination of the tax receivable agreement, our obligations under the tax receivable agreement with respect to exchanged or acquired shares (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement and, in the case of an early termination election, that any Ares Operating Group Units that have not been exchanged are deemed exchanged for the market value of the Class A common stock at the time of termination.

Tax consequences to the direct and indirect holders of Ares Operating Group Units or to general partners in our funds may give rise to conflicts of interests.

As a result of the tax gain inherent in our assets held by the Ares Operating Group, upon a realization event, certain direct and indirect holders of Ares Operating Group Units may incur different and potentially significantly greater tax liabilities as a result of the disproportionately greater allocations of items of taxable income and gain to such holders. As these direct and indirect holders will not receive a corresponding greater distribution of cash proceeds, they may, subject to applicable fiduciary or contractual duties, have different objectives regarding the appropriate pricing, timing and other material terms of any sale, refinancing, or disposition, or whether to sell such assets at all. Decisions made with respect to an acceleration or deferral of income or the sale or disposition of assets with unrealized built-in tax gains may also influence the timing and amount of payments that are received by the TRA Recipients (including, among others, the Holdco Members and other executive officers) under the tax receivable agreement. In general, we anticipate that earlier disposition of assets with unrealized built-in tax gains following such exchange will tend to accelerate such payments and increase the present value of payments under the tax receivable agreement, and disposition of assets with unrealized built-in tax gains before an exchange generally will increase an exchanging holder’s tax liability without giving rise to any rights to any payments under the tax receivable agreement. Decisions made regarding a change of control also could have a material influence on the timing and amount of payments received by the TRA Recipients pursuant to the tax receivable agreement.

Moreover, we may receive performance fees from a majority of our funds if specified returns are achieved by those funds.  In certain circumstances, we may prefer to structure the performance fee as a special allocation of income, which we refer to as a carried interest, rather than as an incentive fee.

The general partner of our funds may be entitled to receive carried interest from our funds and a significant portion of that carried interest may consist of long-term capital gains. As a U.S. corporation, we will not receive preferential treatment for long-term capital gains and we may be limited in deducting capital losses.  As a result, the general partners of our funds may have interests that are not entirely aligned with our stockholders and thus, subject to their fiduciary duties to fund investors, may be incentivized to seek investment opportunities that maximize favorable tax treatment to the general partners.

The potential requirement to convert our financial statements from being prepared in conformity with accounting principles generally accepted in the United States to International Financial Reporting Standards may strain our resources and increase our annual expenses.

As a public entity, the SEC may require in the future that we report our financial results under International Financial Reporting Standards (“IFRS”) instead of under GAAP. IFRS is a set of accounting principles that has been gaining acceptance on a worldwide basis. These standards are published by the London-based International Accounting Standards Board and are more focused on objectives and principles and less reliant on detailed rules than GAAP. Today, there remain significant and material differences in several key areas between GAAP and IFRS which would affect us. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. The adoption of IFRS is highly complex and would have an impact on many aspects of us and our operations, including, but not limited to, financial accounting and reporting systems, internal controls, taxes, borrowing covenants and cash management. It is expected that a significant amount of time, internal and external resources and expenses over a multi-year period would be required for this conversion.

The requirements of being a public entity may strain our resources.

As a public entity, we are subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Additionally, there are certain state law requirements now that we have converted from a Delaware limited partnership to a Delaware corporation.  These requirements may place a strain on our systems and resources. We have implemented procedures and processes to address the standards and requirements applicable to public companies. If we are not able to maintain the necessary procedures and processes, we may be unable to report our financial information on a timely or accurate basis, which could subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable NYSE listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. Preparing our consolidated financial statements involves a number of complex manual and automated processes, which are dependent on individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of our consolidated financial statements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could have a material adverse effect on us and lead to a decline in the price of our common stock.